Exhibit 3.73

For Ministry Use Only
*À l'usage exclusif du ministère*

Ontario Corporation Number
*Numéro de la société en Ontario*

**1724314**

1

Ministry of Consumer and Business Services
Ministère des Services aux consommateurs et aux entreprises

CERTIFICATE
This is to certify that these articles are effective on

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

**JANUARY 3 1 JANVIER, 2007**

Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 4
*Business Corporations Act*

*Formule 4*
*Loi sur les sociétés par actions*

## ARTICLES OF AMALGAMATION
## *STATUTS DE FUSION*

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
*Dénomination sociale de la société issue de la fusion (écrire en LETTRES MAJUSCULES SEULEMENT) :*

EVERGREEN PACKAGING CANADA LIMITED/LES EMBALLAGES EVERGREEN CANADA LIMITEE

79 Wellington Street West, Suite 3000

(Street & Number or R.R. Number & if Multi-Office Building give Room No.)
*(Rue et numéro, ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau)*

TORONTO **Ontario** M5K 1N2

(Name of Municipality or Post Office) (Postal Code / *Code postal*)
(Nom de la municipalité ou du bureau de poste)

| Number / *Nombre* | or / *ou* | minimum / *minimum* | and / *et* maximum / *maximum* |
|---|---|---|---|
| | | 1 | 10 |

4. The director(s) is/are:
Administrateur(s) :

| First name, middle names and surname<br>*Prénom, autres prénoms et nom de famille* | Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code<br>*Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal* | Resident Canadian State 'Yes' or 'No'<br>*Résident canadien Oui/Non* |
|---|---|---|
| Ricardo F. Alvergue | 2160 Chemin du Tremblay<br>Suite 90, Longueuil, Quebec J4N 1A8 | yes |

For Ministry Use Only A l’usage exclusif du ministers Form 4 Business Corporations Act Formule 4 Loi sur les societes par actions A TICLES OF AMALGAMATION STATUTS DE FUSION 1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS) Denomination sociale de la societe issue de /a fusion (ecrire en LETTRES MAJUSCULES SEULEMENT) : 2. The address of the registered office is: Adresse du siege social : (Street & Number or H.R. Number & if Multi-Office Blinding give Room No.) (Rue et numero, ou numero de la R.R. eta s’il s’agit d’un edifice a bureaux, numero du bureau) (Name of Municipality or Post Office) (Postal Code / (Nom de la municipalite ou du bureau de poste) Code, postal) 3. Number of directors is/are: or minimum and maximum number of directors is/are: Nombre d’administrateurs : ou nombres minimum et maximum d’administrateurs : Number or minimum and maximum Nombreou minimumet maximum 4. The director(s) is/are: Administrateur(s) : First name, middle names and surname Prenorn, autres prenoms et nom de famille Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code Domicile elu, y compris la rue et le numero ou le numero de la R.R., le nom de la municipalite, la rovince, le a s et le code postal Resident Canadian State ‘Yes’ or’ No Resident canadien Oui/Non Ricardo F. Alvergue 2160 Chemin du Tremblay yes Suite 90, Longueuil, Quebec J4N 1 A8

5.	Check A or B Cocher A ou B
☐	A)	The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.

	A)	Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la Loi sur les sociétés par actions à la date mentionnée ci-dessous.

or ou

☑	B)	The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.

	B)	Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à I’article 177 de la Loi sur les sociétés par actions à la date mentionnée ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

EVERGREEN PACKAGING CANADA HOLDINGS LIMITED
and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations		Date of Adoption/Approval
Dénomination sociale des sociétés	Ontario Corporation Number	Date d'adoption ou d'approbation
qui fusionnent	Numéro de la société en Ontario	Year / année Month / mois Day / jour
Evergreen Packaging Canada Holdings Limited	1717730	January 31, 2007

Evergreen Packaging Canada Limited/Les Emballages Evergreen Canada Limitee	1059797	January 31, 2007

6.	Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. Limites, s’il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

None

7.	The classes and any maximum number of shares that the corporation is authorized to issue:

Catégories et nombre maximal, s’il y a lieu, d’actions que la société est autorisée a émettre:

unlimited number of common shares

8.	Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits, privilèges, restrictions et conditions, s’il y a lieu, rattachés à chaque catégorie d’actions et pouvoirs des administrateurs relatifs à chaque catégorie d’actions qui peut étre êmise en série :

N/A

9.	The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:

L ‘émission, le transfert ou la propriété d’actions est/n’est pas restreint. Les restrictions, s’il y a lieu, sont les suivantes:

The transfer of securities (other than non-convertible debt securities) of the Corporation shall be restricted in that no securityholder shall be entitled to transfer any such security or securities without either:
(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or
(b) the approval of the holders of at least a majority of the shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.
10.	Other provisions, (if any):

Autres dispositions, s’il y a lieu:

None

11.	The statements required by subsection 178(2) of the Business Corporations Act are attached as Schedule “A”.

Les déclarations exigées aux termes du paragraphe 178(2) de la Loi sur les sociétés par actions constituent I’annexe A.

12.	A copy of the amalgamation agreement or directors’ resolutions (as the case may be) is/are attached as Schedule “B”.

Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) I’annexe B.

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.
Names of the amalgamating corporations and signatures and descriptions of office of their proper officers.

Dénomination sociale des sociétés qui fusionnent, signature et fonction de leurs dirigeants régulièrement désignés.

EVERGREEN PACKAGING CANADA HOLDINGS LIMITED
By:	/s/ Ricardo F. Alvergue
	Name:	Ricardo F. Alvergue
	Title:	President & Treasurer

EVERGREEN PACKAGING CANADA LIMITED/LES EMBALLAGES EVERGREEN CANADA LIMITEE
By:	/s/ Ricardo F. Alvergue
	Name:	Ricardo F. Alvergue
	Title:	President & Treasurer

SCHEDULE “A”

CANADA	)	IN THE MATTER OF the Business Corporations
	)	Act (Ontario) and the Articles of Amalgamation of
PROVINCE OF ONTARIO	)	EVERGREEN PACKAGING CANADA
	)	HOLDINGS LIMITED and EVERGREEN
	)	PACKAGING CANADA LIMITED/LES
	)	EMBALLAGES EVERGREEN CANADA
TO WIT:	)	LIMITEE
I, Ricardo F. Alvergue, of the City of Longueuil, in the Province of Quebec, hereby certify that:
1.	I am the President and Treasurer of Evergreen Packaging Canada Holdings Limited and have knowledge of the matters herein declared.

2.	There are reasonable grounds for believing that:
(a)	each amalgamating corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.

DATED this 31st day of January, 2007.

/s/ Ricardo F. Alvergue
Ricardo F. Alvergue
President and Treasurer

SCHEDULE “A”

CANADA	)	IN THE MATTER OF the Business Corporations
	)	Act (Ontario) and the Articles of Amalgamation of
PROVINCE OF ONTARIO	)	EVERGREEN PACKAGING CANADA
	)	HOLDINGS LIMITED and EVERGREEN
	)	PACKAGING CANADA LIMITED/LES
	)	EMBALLAGES EVERGREEN CANADA
TO WIT:	)	LIMLTEE
I, Ricardo F. Alvergue, of the City of Longueuil, in the Province of Quebec, hereby certify that:
1.	I am the President and Treasurer of Evergreen Packaging Canada Limited/Les Emballages Evergreen Canada Limitee and have knowledge of the matters herein declared.

2.	There are reasonable grounds for believing that:
(a)	each amalgamating corporation is and the amalgamated corporation will be able to pay its liabilities as they become due;

(b)	the realizable value of the amalgamated corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.

DATED, this 31st day of January, 2007.

/s/ Ricardo F. Alvergue
Ricardo F. Alvergue
President and Treasurer

SCHEDULE “B”
EVERGREEN PACKAGING CANADA HOLDINGS LIMITED
RECITALS:
A.	The Corporation has been incorporated under the laws of Ontario by certificate of incorporation dated November 29, 2006.

B.	It is desirable that the Corporation amalgamate with Evergreen Packaging Canada Limited/Les Emballages Evergreen Canada Limitee (the “Subsidiary”).

C.	All the issued shares of the Subsidiary are held by the Corporation.
RESOLVED THAT:
1.	the amalgamation of the Corporation with the Subsidiary is hereby approved;

2.	the by-laws of the amalgamated corporation shall be the by-laws of the Corporation, until amended or repealed;
3.	(i)	the shares of the Subsidiary shall be cancelled without any repayment of capital in respect of those shares;

	(ii)	except as may be prescribed by the Business Corporations Act, the articles of amalgamation shall be the same as the articles of the Corporation;

	(iii)	no securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation;
4.	any director or officer of the Corporation is hereby authorized to take any action and to execute any document which, in the opinion of that person, is necessary or desirable to give effect to this resolution and to deliver all or any of those documents to the Ministry of Consumer and Business Services.
C E R T I F I C A T E
               I, Ricardo F. Alvergue, the President & Treasurer of Evergreen Packaging Canada Holdings Limited (the “Corporation”), hereby certify that the foregoing is a complete and correct copy of a resolution duly passed by the board of directors of the Corporation on January 31, 2007, and that such resolution is, at the date hereof, in full force and effect, unamended.
               DATED: January 31, 2007.

/s/ Ricardo F. Alvergue
Ricardo F. Alvergue
President & Treasurer

SCHEDULE “B”
EVERGREEN PACKAGING CANADA LIMITED/
LES EMBALLAGES EVERGREEN CANADA LIMITEE
(the “Corporation”)
RECITALS:
A.	The Corporation has been amalgamated under the laws of Ontario by certificate of amalgamation dated January 1, 1994.

B.	It is desirable that the Corporation be amalgamated with Evergreen Packaging Canada Holdings Limited (“Parentco”).

C.	The Corporation is a wholly-owned subsidiary of Parentco.
RESOLVED THAT:
1.	the amalgamation of the Corporation with Parentco is hereby approved;

2.	the by-laws of the amalgamated corporation shall be the by-laws of Parentco, until amended or repealed;
3.	(i)	the shares of the Corporation shall be cancelled without any repayment of capital in respect thereof;

	(ii)	except as may be prescribed by the Business Corporations Act, the articles of amalgamation shall be the same as the articles of Parentco;

	(iii)	no securities shall be issued and no assets shall be distributed by the amalgamated corporation in connection with the amalgamation;
4.	any director or officer of the Corporation is hereby authorized to take any action and to execute any document which, in the opinion of that person, is necessary or desirable to give effect to this resolution and to deliver all or any of those documents to the Ministry of Consumer and Business Services.
C E R T I F I C A T E
               I, Ricardo F. Alvergue, the President and Treasurer of Evergreen Packaging Canada Limited/Les Ernballages Evergreen Canada Limitee (the “Corporation”), hereby certify that the foregoing is a complete and correct copy of a resolution duly passed by the board of directors of the Corporation on January 31, 2007, and that such resolution is, at the date hereof, in full force and effect, unamended.
               DATED: January 31, 2007.

/s/ Ricardo F. Alvergue
President & Treasurer